EXHIBIT 10.13

AMENDMENT
TO
PUBLIC RELATIONS AGREEMENT

THE PUBLIC RELATIONS AGREEMENT, originally made effective as of the 21st day of October, 2015 by and between VISUALANT CORPORATION, a Nevada corporation having its principal place of business located at 500 Union Street, Suite 420, Seattle, Washington, 98101-4041 (hereinafter referred to as (“COMPANY”)
AND
FINANCIAL GENETICS LLC, a Delaware limited liability company having its principal office located at 205 Chestnut Drive, Roslyn, NY, 11576 (hereinafter referred to as the “CONSULTANT”) is hereby amended on this 18th day of October, 2016,
WITNESSETH THAT:
WHEREAS, the COMPANY, required financial public relations services and has employed CONSULTANT as an independent contractor consultant to provide such services, and the parties now desire a written document formalizing the expanded scope of the relationship and evidencing the terms of their amended agreement;
AND WHEREAS the scope of the work performed by CONSULTANT has expanded beyond the initial contemplation of the parties and now includes advice and counsel on capital raising, marketing advice, strategic counsel, shareholder relations and other services as requested by the COMPANY;
NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants, the parties have agreed to amend their agreement as follow:
1.           COMPENSATION.
Upon the acceptance of this amendment agreement, and based upon the performance of CONSULTANT during the term of this agreement, an award of TWO HUNDRED THOUSAND SHARES (200,000) of the COMPANY’S commons stock will be issued to FINANCIAL GENETICS LLC which shares will be restricted shares subject to Rule 144. The shares shall be issued monthly (33,333 shares per month) over a period of six months beginning on the date of the execution of this agreement.
But for the modification set forth above, all other elements of the original agreement between the parties, dated October 21, 2015 remains in force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the 18th day of October, 2016.

The Company	The Consultant

Visualant Corporation	Financial Genetics, LLC

/s/ Ron Erickson	/s/ Barry Bendett

Ron Erickson, CEO	Barry Bendett, President

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